UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549
______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  January 26, 2017

Fortune Brands Home & Security, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-35166	62-1411546
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Lake Cook Road
Deerfield, IL 60015
(Address of Principal Executive Offices) (Zip Code)

847-484-4400
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.       Results of Operations and Financial Condition.

On January 31, 2017, the Company issued a press release reporting the Company’s fourth quarter and full year 2016 results, as well as certain guidance for 2017.  A copy of the Company’s press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated herein by reference.

The information furnished pursuant to this Item 2.02, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act.

Item 5.02.       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On January 26, 2017, Mr. E. Lee Wyatt, Jr. notified the Company of his intention to retire by the end of 2017. As part of the Company’s succession planning process, the Company announced that Mr. Patrick D. Hallinan, age 49, will succeed Mr. Wyatt when he steps down. Mr. Hallinan has been serving as Senior Vice President – Finance of the Company since January 3, 2017. He served as Chief Financial Officer of the Company’s plumbing segment from November 2013.  Before joining Moen in 2013, he held several management positions at Beam Inc. beginning in May 2008, most recently serving as Vice President, Finance for Global Operations, Planning & Analysis, and Capital. Prior to joining Beam Inc., he served as Vice President of Finance of MasterBrand Cabinets, Inc., the Company’s cabinet segment.

There are no family relationships between Mr. Hallinan and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01.       Financial Statements and Exhibits.

(d)       Exhibits

The following exhibit is being furnished as part of this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Press Release dated January 31, 2017, issued by Fortune Brands Home & Security, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTUNE BRANDS HOME & SECURITY, INC.
(Registrant)

		By:	/s/ E. Lee Wyatt, Jr.
		Name:	E. Lee Wyatt, Jr.
		Title:	Senior Vice President and Chief Financial
Officer

Date:	January 31, 2017

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated January 31, 2017, issued by Fortune Brands Home & Security, Inc.